NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES SENIOR LEADERSHIP CHANGES

Houston, Texas - February 26, 2018... Southwestern Energy Company (NYSE: SWN) today announced that Julian Bott is joining the company as Executive Vice President and will become Chief Financial Officer on March 5, 2018. Jennifer Stewart, who has served as CFO on an interim basis, will become Senior Vice President, Government and Regulatory Affairs.

The Company also announced that it has named Michael Hancock as Vice President, Financial Planning and Analysis.  This role will leverage the valuable perspective Michael gained in Investor Relations to enhance internal financial and operational analysis to shape strategy and drive additional shareholder value.  Paige Penchas joins Southwestern as Vice President, Investor Relations to replace Michael.

"We welcome Julian and Paige to Southwestern Energy," said Bill Way, President and Chief Executive Officer. "We are fortunate to have the addition of their collective expertise as we reposition the Company to accelerate value from our highest return assets, strengthen our balance sheet and enhance our financial performance. I want to thank Jennifer and Michael for their exceptional work and congratulate them on their new roles in the Company."

About Julian Bott

Mr. Bott joins Southwestern Energy from SandRidge Energy, where he served as Chief Financial Officer since 2015. Throughout his career of various leadership positions, Mr. Bott has gained extensive experience in both finance and the capital markets and has built strong relationships throughout the energy and investment banking industries.  Prior to SandRidge Energy, he served as Chief Financial Officer at Texas American Resources and 3DMD Technologies and as Managing Partner at Kensington Energy Partners. Earlier in his career, he held executive positions at the Toronto Dominion Bank and Bankers Trust Company.  Mr. Bott holds a bachelor's degree in economics from Harvard University and an MBA from Rice University.

About Paige Penchas

Ms. Penchas has more than 20 years of experience in investor relations, treasury and financial services in the energy industry.  She most recently served as Executive Vice President at The Abernathy MacGregor Group.  Prior experience includes Managing Director, Institutional Sales at Tudor, Pickering, Holt, Treasurer of Nuevo Energy, Treasurer of Weatherford International and Investor Relations Director, Weatherford Enterra. Ms. Penchas began her energy career at Bank of America and holds a bachelor's degree in finance from the University of Texas and an MBA from Texas A&M University.

About Southwestern Energy

Southwestern Energy Company is an independent energy company whose wholly-owned subsidiaries are engaged in natural gas and oil exploration, development and production, natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Contact:

Paige Penchas

Vice President, Investor Relations

(832) 796-4068

paige_penchas@swn.com

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.